Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2018 Financial Results

New York, NY – November 2, 2018 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2018.

Total Company

•	Net income attributable to W. P. Carey of $77.3 million, or $0.71 per diluted share

•	AFFO of $159.8 million, or $1.48 per diluted share

•	2018 AFFO guidance range adjusted to between $5.34 and $5.44 per diluted share, reflecting the earlier-than-anticipated completion of the Company’s merger with CPA:17

•	Quarterly cash dividend raised to $1.025 per share, equivalent to an annualized dividend rate of $4.10 per share

•	Completed merger with CPA:17 in a $5.9 billion stock-for-stock transaction on October 31, 2018

Business Segments

Real Estate

•	Segment net income attributable to W. P. Carey of $51.0 million

•	Segment AFFO of $121.2 million, or $1.12 per diluted share

•	Investment volume of $296.3 million during the third quarter, bringing total investment volume for the first nine months to $691.7 million

•	Gross disposition proceeds of $20.9 million during the third quarter, bringing total dispositions for the first nine months to $184.7 million

•	Portfolio occupancy of 98.7% at quarter end (98.3% pro forma for the merger with CPA:17)

•	Weighted-average lease term increased to 10.2 years at quarter end (10.5 years pro forma for the merger with CPA:17)

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $26.3 million

•	Segment AFFO of $38.6 million, or $0.36 per diluted share

Balance Sheet and Capitalization – Subsequent to Quarter End

•	Issued €500 million of 2.250% Senior Unsecured Notes due 2026

MANAGEMENT COMMENTARY

“Through a combination of single-asset and portfolio acquisitions, as well as discretionary investments with existing tenants, we remain on track with our expectations for full-year investment volume, despite competitive market conditions,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Strong same-store rent growth flowed through to our earnings and we remain well-positioned for a continued inflationary environment. Furthermore, with the closing of our merger, we have enhanced both our portfolio and strategic position.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues excluding reimbursable costs (net revenues) for the 2018 third quarter totaled $197.4 million, down 0.9% from $199.1 million for the 2017 third quarter.

•
Real Estate: Real Estate net revenues for the 2018 third quarter were $173.4 million, up 1.3% from $171.2 million for the 2017 third quarter, due primarily to additional lease revenues from acquisitions and rent escalations, partially offset by lower operating property revenues resulting from the disposition of a hotel operating property during the 2018 second quarter.

•
Investment Management: Investment Management net revenues for the 2018 third quarter were $24.0 million, down 14.3% from $28.0 million for the 2017 third quarter, due primarily to lower structuring revenues resulting from the fully-invested status of the Managed Programs (as defined below).

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2018 third quarter was $77.3 million, down 3.7% from $80.3 million for the 2017 third quarter, due primarily to a lower aggregate gain on sale of real estate, which more than offset gains recognized on foreign currency transactions during the current year period as compared to losses recognized on foreign currency transactions during the prior year period.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2018 third quarter was $1.48 per diluted share, up 8.0% from $1.37 per diluted share for the 2017 third quarter, due primarily to additional lease revenues from acquisitions and rent escalations within the Company’s Real Estate portfolio and a tax benefit within its Investment Management business.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 19, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $1.025 per share, equivalent to an annualized dividend rate of $4.10 per share. The dividend was paid on October 15, 2018 to stockholders of record as of October 1, 2018.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 2

AFFO GUIDANCE

•
For the 2018 full year, the Company has adjusted its AFFO guidance range to between $5.34 and $5.44 per diluted share, reflecting the earlier-than-anticipated completion of the Company’s merger with CPA:17, based on the following key assumptions, which are unchanged:

(i)	investments for the Company’s Real Estate portfolio of between $700 million and $1 billion;

(ii)	dispositions from the Company’s Real Estate portfolio of between $300 million and $500 million; and

(iii)	total general and administrative expenses of between $65 million and $70 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Euro-Denominated Bond Issuance – Subsequent to Quarter End

•
As previously announced, on October 9, 2018, the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.250% Senior Notes due April 9, 2026. Net proceeds from the offering were used to reduce amounts outstanding under the Company’s unsecured revolving credit facility.

REAL ESTATE

Investments

•
During the 2018 third quarter, the Company completed investments totaling $296.3 million, consisting of four acquisitions for $259.7 million and three completed capital investment projects at a total cost of $36.6 million, bringing total investment volume for the nine months ended September 30, 2018 to $691.7 million, including transaction-related costs and fees.

•	As of September 30, 2018, the Company had six capital investment projects outstanding for an expected total investment of approximately $113.5 million.

•
The Company currently expects to complete three capital investment projects totaling $73.0 million during the 2018 fourth quarter, consisting of two projects totaling $28.0 million outstanding as of September 30, 2018, and one project totaling $45.0 million resulting from its merger with CPA:17.

Dispositions

•
During the 2018 third quarter, the Company disposed of four properties for total gross proceeds of $20.9 million, bringing total dispositions for the nine months ended September 30, 2018 to $184.7 million.

Composition

•
As of September 30, 2018, the Company’s Real Estate portfolio consisted of 913 net lease properties, comprising 89.3 million square feet leased to 210 tenants, and one hotel operating property. As of that date, the weighted-average lease term of the net lease portfolio was 10.2 years and the occupancy rate was 98.7%.

•
As of September 30, 2018, pro forma for the Company’s merger with CPA:17, the Company’s Real Estate portfolio consisted of 1,186 net lease properties, comprising 132.9 million square feet leased to 304 tenants, 44 self-storage operating properties and two hotel operating properties. As of that date, on a pro forma basis, the weighted-average lease term of the combined net lease portfolio was 10.5 years and the occupancy rate was 98.3%.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 3

INVESTMENT MANAGEMENT

•
W. P. Carey was formerly the advisor to CPA®:17 – Global (CPA:17) until the merger on October 31, 2018, and is currently the advisor to CPA:18 – Global (CPA:18, and together with CPA:17, the CPA REITs), Carey Watermark Investors Incorporated (CWI® 1) and Carey Watermark Investors 2 Incorporated (CWI 2, and together with CWI 1, the CWI REITs, and collectively with the CPA REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs, the Managed Programs).

Acquisitions

•
During the 2018 third quarter, the Company structured investments on behalf of the Managed Programs totaling $178.0 million, bringing total investment volume on behalf of the Managed Programs for the nine months ended September 30, 2018 to $301.2 million.

Assets Under Management

•	As of September 30, 2018, the Managed Programs had total assets under management of approximately $13.4 billion, including $5.9 billion within CPA:17.

MERGER WITH CPA:17 – SUBSEQUENT TO QUARTER END

•	As previously announced, on October 31, 2018, the Company completed its merger with CPA:17 in a transaction valued at approximately $5.9 billion, including the assumption of debt.

•
As a result of the merger, which included the issuance of approximately 54 million shares of W. P. Carey common stock in a stock-for-stock transaction, the Company’s equity market capitalization increased to approximately $11 billion, positioning it as one of the largest net lease REITs and among the top 25 publicly traded REITs in the MSCI US REIT Index.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2018 third quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 2, 2018.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, November 2, 2018 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 4

W. P. Carey Inc.

Celebrating its 45th anniversary, W. P. Carey ranks among the largest diversified net lease REITs with an enterprise value of approximately $17 billion and a portfolio of operationally-critical commercial real estate that includes 1,186 net lease properties covering approximately 133 million square feet. For over four decades the company has invested in high-quality single-tenant industrial, warehouse, office and retail properties subject to long-term leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to the anticipated benefits and characteristics of the recently completed merger with CPA:17, including with regard to its enhancement of our portfolio and strategic position, and statements with regard to: our acquisitions, discretionary investments, and investment volume, pipeline and opportunities; weighted-average lease term, rent growth, criticality, yields and occupancy rate of our real estate and other portfolio characteristics, as well as with regard to its positioning in an inflationary environment; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; our access to capital markets, as well as our financing activities; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions, our level of general and administrative expense, and dispositions and the impact thereof, and our ability to execute on our strategy to create long-term shareholder value, including by maximizing recurring revenue streams. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,794,494	$5,457,265
Net investments in direct financing leases	702,151	721,607
In-place lease and other intangible assets	1,199,785	1,213,976
Above-market rent intangible assets	626,390	640,480
Investments in real estate	8,322,820	8,033,328
Accumulated depreciation and amortization (b)	(1,485,056)	(1,329,613)
Assets held for sale, net (c)	108,730	—
Net investments in real estate	6,946,494	6,703,715
Equity investments in the Managed Programs and real estate (d)	366,306	341,457
Cash and cash equivalents	176,612	162,312
Due from affiliates	82,547	105,308
Other assets, net	305,295	274,650
Goodwill	641,734	643,960
Total assets	$8,518,988	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,007,453	$2,474,661
Unsecured revolving credit facility	696,380	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	959,951	1,185,477
Debt, net	4,663,784	4,265,267
Accounts payable, accrued expenses and other liabilities	265,676	263,053
Below-market rent and other intangible liabilities, net	105,898	113,957
Deferred income taxes	98,933	67,009
Dividends payable	111,688	109,766
Total liabilities	5,245,979	4,819,052
Redeemable noncontrolling interest	1,300	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 107,214,394 and 106,922,616 shares, respectively, issued and outstanding	107	107
Additional paid-in capital	4,445,426	4,433,573
Distributions in excess of accumulated earnings	(1,165,914)	(1,052,064)
Deferred compensation obligation	36,159	46,656
Accumulated other comprehensive loss	(254,055)	(236,011)
Total stockholders’ equity	3,061,723	3,192,261
Noncontrolling interests	209,986	219,124
Total equity	3,271,709	3,411,385
Total liabilities and equity	$8,518,988	$8,231,402
________

(a)
Includes $42.4 million and $83.0 million of amounts attributable to operating properties as of September 30, 2018 and December 31, 2017, respectively. We sold one hotel operating property in April 2018.

(b)
Includes $707.6 million and $630.0 million of accumulated depreciation on buildings and improvements as of September 30, 2018 and December 31, 2017, respectively, and $777.4 million and $699.7 million of accumulated amortization on lease intangibles as of September 30, 2018 and December 31, 2017, respectively.

(c)	At September 30, 2018, we had nine properties leased to the same tenant classified as Assets held for sale, net.

(d)
Our equity investments in the Managed Programs totaled $230.3 million and $201.4 million as of September 30, 2018 and December 31, 2017, respectively. Our equity investments in real estate joint ventures totaled $136.0 million and $140.0 million as of September 30, 2018 and December 31, 2017, respectively.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Revenues
Real Estate:
Lease revenues	$167,088	$162,634	$161,511
Reimbursable tenant costs	5,979	5,733	5,397
Operating property revenues	4,282	4,865	8,449
Lease termination income and other	1,981	680	1,227
	179,330	173,912	176,584
Investment Management:
Asset management revenue	17,349	17,268	17,938
Structuring revenue	6,553	4,426	9,817
Reimbursable costs from affiliates	6,042	5,537	6,211
Other advisory revenue	110	—	99
Dealer manager fees	—	—	105
	30,054	27,231	34,170
	209,384	201,143	210,754
Operating Expenses
Depreciation and amortization	67,825	64,337	64,040
General and administrative	15,863	16,442	17,236
Reimbursable tenant and affiliate costs	12,021	11,270	11,608
Property expenses, excluding reimbursable tenant costs (a)	7,953	8,908	10,556
Subadvisor fees (b)	3,127	1,855	5,206
Stock-based compensation expense	2,475	3,698	4,635
Merger and other expenses (c)	1,673	2,692	65
Restructuring and other compensation (d)	—	—	1,356
Dealer manager fees and expenses	—	—	462
	110,937	109,202	115,164
Other Income and Expenses
Interest expense	(41,740)	(41,311)	(41,182)
Equity in earnings of equity method investments in the Managed Programs and real estate	18,363	12,558	16,318
Other gains and (losses)	8,875	10,586	(4,569)
	(14,502)	(18,167)	(29,433)
Income before income taxes and gain on sale of real estate	83,945	73,774	66,157
Provision for income taxes	(2,715)	(6,262)	(1,760)
Income before gain on sale of real estate	81,230	67,512	64,397
Gain on sale of real estate, net of tax	343	11,912	19,257
Net Income	81,573	79,424	83,654
Net income attributable to noncontrolling interests	(4,225)	(3,743)	(3,376)
Net Income Attributable to W. P. Carey	$77,348	$75,681	$80,278

Basic Earnings Per Share	$0.71	$0.70	$0.74
Diluted Earnings Per Share	$0.71	$0.70	$0.74
Weighted-Average Shares Outstanding
Basic	108,073,969	108,059,394	108,019,292
Diluted	108,283,666	108,234,934	108,143,694

Dividends Declared Per Share	$1.025	$1.020	$1.005

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2018	2017
Revenues
Real Estate:
Lease revenues	$492,935	$475,547
Reimbursable tenant costs	17,931	15,940
Operating property revenues	16,365	23,652
Lease termination income and other	3,603	4,234
	530,834	519,373
Investment Management:
Asset management revenue	51,602	53,271
Reimbursable costs from affiliates	16,883	45,390
Structuring revenue	12,718	27,981
Other advisory revenue	300	896
Dealer manager fees	—	4,430
	81,503	131,968
	612,337	651,341
Operating Expenses
Depreciation and amortization	198,119	189,319
General and administrative	50,888	53,189
Reimbursable tenant and affiliate costs	34,814	61,330
Property expenses, excluding reimbursable tenant costs (a)	26,760	31,196
Stock-based compensation expense	14,392	14,649
Subadvisor fees (b)	7,014	11,598
Impairment charges	4,790	—
Merger and other expenses (c)	4,328	1,138
Restructuring and other compensation (d)	—	9,074
Dealer manager fees and expenses	—	6,544
	341,105	378,037
Other Income and Expenses
Interest expense	(121,125)	(125,374)
Equity in earnings of equity method investments in the Managed Programs and real estate	46,246	47,820
Other gains and (losses)	16,698	(4,969)
	(58,181)	(82,523)
Income before income taxes and gain on sale of real estate	213,051	190,781
Provision for income taxes	(2,975)	(2,903)
Income before gain on sale of real estate	210,076	187,878
Gain on sale of real estate, net of tax	18,987	22,732
Net Income	229,063	210,610
Net income attributable to noncontrolling interests	(10,760)	(8,530)
Net Income Attributable to W. P. Carey	$218,303	$202,080

Basic Earnings Per Share	$2.02	$1.87
Diluted Earnings Per Share	$2.01	$1.87
Weighted-Average Shares Outstanding
Basic	108,063,826	107,751,672
Diluted	108,253,841	107,947,490

Dividends Declared Per Share	$3.060	$3.000
__________

(a)
Amounts for the three and nine months ended September 30, 2018 include $3.1 million and $12.3 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. In September 2018, CPA:18 – Global sold four of its six multi-family properties. Pursuant to the terms of the subadvisory agreement we had with Carey Credit Income Fund’s (CCIF) subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)
Amounts for the three and nine months ended September 30, 2018 are primarily comprised of costs incurred in connection with our merger with CPA:17. Amount for the nine months ended September 30, 2017 is primarily comprised of accruals for estimated one-time legal settlement expenses.

(d)	Amounts for the three and nine months ended September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net income attributable to W. P. Carey	$77,348	$75,681	$80,278
Adjustments:
Depreciation and amortization of real property	66,493	63,073	62,621
Gain on sale of real estate, net	(343)	(11,912)	(19,257)
Proportionate share of adjustments for noncontrolling interests	(2,693)	(2,729)	(2,692)
Proportionate share of adjustments to equity in net income of partially owned entities	(651)	902	866
Total adjustments	62,806	49,334	41,538
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	140,154	125,015	121,816
Adjustments:
Above- and below-market rent intangible lease amortization, net	13,224	12,303	12,459
Other amortization and non-cash items (b)	(4,829)	(7,437)	6,208
Tax expense (benefit) – deferred	3,918	3,028	(1,234)
Straight-line and other rent adjustments	(3,431)	(2,637)	(3,212)
Stock-based compensation	2,475	3,698	4,635
Amortization of deferred financing costs	1,901	1,905	2,184
Merger and other expenses (c)	1,673	2,692	65
Realized losses (gains) on foreign currency	191	627	(449)
(Gain) loss on extinguishment of debt	(43)	—	1,566
Restructuring and other compensation (d)	—	—	1,356
Proportionate share of adjustments to equity in net income of partially owned entities	3,860	3,635	3,064
Proportionate share of adjustments for noncontrolling interests	664	(230)	(216)
Total adjustments	19,603	17,584	26,426
AFFO Attributable to W. P. Carey (a)	$159,757	$142,599	$148,242

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$140,154	$125,015	$121,816
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.29	$1.16	$1.13
AFFO attributable to W. P. Carey (a)	$159,757	$142,599	$148,242
AFFO attributable to W. P. Carey per diluted share (a)	$1.48	$1.32	$1.37
Diluted weighted-average shares outstanding	108,283,666	108,234,934	108,143,694

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2018	2017
Net income attributable to W. P. Carey	$218,303	$202,080
Adjustments:
Depreciation and amortization of real property	194,146	185,439
Gain on sale of real estate, net	(18,987)	(22,732)
Impairment charges	4,790	—
Proportionate share of adjustments for noncontrolling interests	(8,204)	(7,795)
Proportionate share of adjustments to equity in net income of partially owned entities	1,503	4,416
Total adjustments	173,248	159,328
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	391,551	361,408
Adjustments:
Above- and below-market rent intangible lease amortization, net	37,329	37,273
Stock-based compensation	14,392	14,649
Straight-line and other rent adjustments	(8,364)	(9,677)
Other amortization and non-cash items (b)	(7,120)	14,995
Tax benefit – deferred	(5,209)	(8,167)
Merger and other expenses (c)	4,328	1,138
Amortization of deferred financing costs	3,612	6,126
Loss on extinguishment of debt	1,566	35
Realized gains on foreign currency	(697)	(424)
Restructuring and other compensation (d)	—	9,074
Proportionate share of adjustments to equity in net income of partially owned entities	9,247	5,592
Proportionate share of adjustments for noncontrolling interests	91	(1,105)
Total adjustments	49,175	69,509
AFFO Attributable to W. P. Carey (a)	$440,726	$430,917

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$391,551	$361,408
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$3.62	$3.35
AFFO attributable to W. P. Carey (a)	$440,726	$430,917
AFFO attributable to W. P. Carey per diluted share (a)	$4.07	$3.99
Diluted weighted-average shares outstanding	108,253,841	107,947,490
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(c)
Amounts for the three and nine months ended September 30, 2018 are primarily comprised of costs incurred in connection with our merger with CPA:17. Amount for the nine months ended September 30, 2017 is primarily comprised of accruals for estimated one-time legal settlement expenses.

(d)	Amounts for the three and nine months ended September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2018 Earnings Release 8-K – 11